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                                                                     EXHIBIT 4.2


                             Stock Option Agreement
                             ----------------------

Optionee: ________________________                No. of Option Shares:______
                                                  Incentive Stock Option?:______


                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                            1994 STOCK OPTION PLAN
                            STOCK OPTION AGREEMENT


          STOCK OPTION AGREEMENT, dated as of ___________, 1996, by and between Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

          The Company has adopted the 1994 Incentive and Non-Statutory Stock Option Plan (the "Plan"), and desires to provide an incentive to the Optionee to exercise his/her best efforts on the Company's behalf by granting to the Optionee the options provided for herein, all subject to the terms and conditions of the Plan. Capitalized terms used herein and not defined have the same meanings as set forth in the Plan.

          IT IS AGREED as follows:

          1.  Grant of Option.  The Company hereby grants to the Optionee on the
              ---------------
date hereof the right and option to purchase (subject to adjustment pursuant to Section 15 of the Plan) an aggregate of ________ of its shares of Class A Common Stock ("Shares") at an exercise price per share of $________ (the "Exercise Price") [, as an Incentive Stock Option.]

          2.  Option Period.  The option granted hereby each shall expire on
              -------------
___________, 2006 (the "Expiration Date") subject to earlier termination as provided in the Plan.

          3.  Exercise of Option.
              ------------------

              A. This option may be exercised prior to the Expiration Date in installments as not to more than the number of shares set forth in the table below during the respective installment periods set forth in the table below. The number of shares set forth under the column entitled "Incentive" shall be Incentive Stock Options.


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                                               Number of
                                      Shares as to which
          Exercise Period          Option is Exercisable
          ---------------          ---------------------

                                     Incentive  Non-Statutory
                                     ---------  -------------




          On or after _______________
          but prior to _______________


The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Expiration Date.

              B. The Optionee may exercise the option (to the extent then exercisable) by delivering to the Company a written notice duly signed by the Optionee in the form attached hereto as Exhibit A stating the number of Shares that the Optionee has elected to purchase, and accompanied by payment (in cash or by certified check) of an amount equal to the full purchase price for the Shares to be purchased. The notice must also contain a statement (if required and in a form acceptable to the Company) that the Optionee is acquiring the Shares for investment and not with a view toward their distribution or resale. Following receipt by the Company of such notice and payment, the Company shall issue, as soon as possible, the Shares in the name of the Optionee and deliver certificate therefor to the Optionee. No Shares will be issued until full payment therefor has been made and until the Company has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, and securities exchange on which the Company's stock may be listed and all applicable state laws in connection with the issuance of the Shares or the listing of the Shares on said securities exchange. All Shares purchased upon exercise of the option in accordance with this Section shall be fully paid and non assessable.

              C. At any time after the Offering Date, in lieu of delivering the Exercise Price in cash or check, the Optionee may elect to receive shares equal to the value of the Option or portion thereof being exercised (the "Net Issue Exercise"). If the Optionee wished to elect the Net Issue Exercise, the Optionee shall notify the Company of its election in writing at the time the Optionee delivers to the Company the notice of exercise. In the event the Optionee shall elect the Net Issue Exercise, the Optionee shall receive the number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock purchasable under the Option, or portion thereof being exercised, and (ii) the current market value, as defined below, of one share of Class A Common Stock minus the Exercise Price, divided by (iii) the current market value, as defined below, of one share of Class A Common Stock. Current market value of a share shall be determined as follows:

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              (i)  If the Class A Common Stock is listed on a national
securities exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Class A Common Stock on such exchange or system on the last business day prior to the date of exercise of this Option or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

             (ii) If the Class A Common Stock is not so listed the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Option; or

            (iii) If the Class A Common Stock is not so listed and bid and asked prices are not so reported, the current market value shall be an amount, not less that book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be described by the Board of Director of the Corporation.

          4.  Employment.  Nothing contained in this Stock Option Agreement
              ----------
shall confer upon the Optionee any right to be employed by the Company nor prevent the Company from terminating its current relationship with the Optionee at any time, with or without cause. If the Optionee's current relationship with the Company is terminated for any reason, the Option shall be exercisable only as to those shares immediately purchasable by the Optionee at the date of termination and, subject to Section 2 hereof, thereafter as provided by the Plan.

          5.  Death.  If the Optionee dies while employed by the Company, that
              -----
portion of this option which was exercisable by the Optionee at the time of death shall be exercisable by his legal representatives or beneficiaries at any time within twelve (12) months after the Optionee's death.

          6.  Non-Transferability of Option.  This Option shall not be
              -----------------------------
transferable other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee.

          [7.  Tax Status.  The option hereby granted is intended to qualify as
               ----------
an incentive stock option within the meaning of Section 422A of the Code; provided, however, to the extent that aggregate fair market value as of the date of this grant, of the shares into which this option becomes exercisable for the first time by the Optionee during the calendar year exceeds $100,000, the portion of this option which is in excess of the $100,000 limitation will be treated as a non-statutory stock option.]

          8.  Incorporation of Plan.  The option granted hereby is subject to,
              ---------------------
and governed by, all the terms and conditions of the Plan, which are hereby incorporated by reference. This Agreement, including the Plan incorporated by reference herein, is the entire agreement among the parties hereto with respect to the subject matter hereof and

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supersedes all prior agreements and understandings.  In the case of any conflict between the terms of this agreement and the Plan, the provisions of the Plan shall control.

          9.  Purchase for Investment.  As a condition to the exercise in whole
              -----------------------
or in part of the option hereby granted, each written notice of election shall include a representation by the Optionee that the shares are being purchased for investment and not for distribution or resale.

          10.  Notices.  Any notice given by the Optionee hereunder shall be
               -------
sent to the Company at its principal executive offices, and any notice from the Company to the Optionee shall be sent to the Optionee at his address set forth below; all such notices shall be in writing and shall be delivered in person or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

          11.  Governing Law.  The parties hereto hereby acknowledge and agree
               -------------
that the option hereby is granted in the State of New York and any shares issued upon exercise of the option will be issued in the State of New York. This Agreement, as well as the grant of such option and issuance of such Shares, is and shall be governed by and construed in accordance with the laws of the State of New York applicable to the agreements made and to be performed entirely within such State.

          [12.  Notice of Early Disposition - Incentive Stock Options.  The
                -----------------------------------------------------
Optionee hereby agrees to notify the Company of any early disposition of Shares as stated in Section 20(b)(i) of the Plan.]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


INTERACTIVE FLIGHT                          OPTIONEE
TECHNOLOGIES, INC.

By:_________________________                _________________________


Its:________________________
                                            Address:
                                             _________________________
                                             _________________________
                                             _________________________

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